UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026 (August 20, 2026)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

In connection with the previously announced asset sale offers (the “Asset Sale Offers”) by Uniti Services LLC (“Uniti Services”), Uniti Group Finance 2019 Inc. (“UGF”) and CSL Capital, LLC (“CSL Capital,” and together with Uniti Services and UGF, the “Issuers”), each a wholly owned subsidiary of Uniti Group Inc. (the “Company,” “we,” “us,” or “our”), relating to the 4.750% Senior Secured Notes due 2028 issued by Uniti Services, UGF and CSL Capital (the “2028 Notes”) and the 7.500% Senior Secured Notes due 2033 issued by Uniti Services (the “2033 Notes,” and together with the 2028 Notes, the “Notes”), $554,108,000 aggregate principal amount of the 2028 Notes and $1,368,000 aggregate principal amount of the 2033 Notes were validly tendered and not validly withdrawn prior to the expiration date of the Asset Sale Offers, which was 5:00 p.m., New York City time, on August 20, 2026.

The aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeded the maximum offer amount of $480,236,000, and the tendered Notes were subject to proration. On August 21, 2026, the Issuers accepted for purchase $479,054,000 aggregate principal amount of the 2028 Notes and $1,182,000 aggregate principal amount of the 2033 Notes.

The Company intends to settle the Asset Sale Offers on Monday, August 24, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Senior Executive Vice President and General Counsel

Dated: August 21, 2026